UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2018

Commission File Number 001-31921

Compass Minerals International, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	36-3972986 (I.R.S. Employer Identification No.)

9900 West 109th Street
Suite 100
Overland Park, KS 66210
(913) 344-9200
(Address of principal executive offices, zip code and telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.
On May 9, 2018, Compass Minerals International, Inc. (the “Company”) held its 2018 Annual Meeting of Stockholders. At the Annual Meeting, the Company’s stockholders voted on the following three proposals and cast their votes as described below.
Proposal 1 — The individuals listed below were elected by the Company’s stockholders to serve as directors of the Company, each for a term of three years.

	For	Against	Abstain	Broker Non-Votes
David J. D’Antoni	24,683,870	563,481	37,520	6,610,246
Allan R. Rothwell	24,710,768	536,373	37,730	6,610,246
Lori A. Walker	24,884,648	359,351	40,872	6,610,246
Proposal 2 — The Company’s stockholders approved, on a non-binding, advisory basis, the compensation of the Company’s named executive officers, as set forth in the Company’s Proxy Statement filed with the Securities Exchange Commission on March 27, 2018.

For	Against	Abstain	Broker Non-Votes
24,110,016	1,061,821	113,034	6,610,246
Proposal 3 — The Company’s stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2018.

For	Against	Abstain	Broker Non-Votes
31,544,925	304,166	46,026	—

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPASS MINERALS INTERNATIONAL, INC.
Date: May 9, 2018	By:	/s/ James D. Standen
Name: James D. Standen
Title: Chief Financial Officer